WARRANT AGREEMENT

                                     between

                          BIOSHIELD TECHNOLOGIES, INC.

                                       and

                   AMERICAN SECURITIES TRANSFER & TRUST, INC.

                                  Warrant Agent


                                         Dated as of _______________, 1998








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         WARRANT  AGREEMENT,   dated  as   of_________________,   1998,  between
BioShield Technologies, Inc., a Georgia corporation (hereinafter called the "Company"), and American Securities Transfer & Trust, Inc., as warrant agent (hereinafter called the "Warrant Agent");

         WHEREAS, the Company proposes to issue 1,500,000 Redeemable Common Stock Purchase Warrants (hereinafter called the "Warrants"), entitling the holders thereof to purchase one share of Common Stock, no par value (hereinafter called the "Common Stock") for each Warrant, in connection with the proposed issuance by the Company of 750,000 Units, each Unit consisting of two shares of Common Stock and two Warrants, and the Company also proposes to issue up to 225,000 Warrants underlying the Underwriters' over-allotment option and 75,000 Warrants underlying a warrant to purchase Units to be granted to the Representatives of the Underwriters;

         WHEREAS, the Warrants and Common Stock may not be separately traded until six months after the date of the public offering; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the registration, transfer, exchange and exercise of Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

         Section 2. Form of Warrant. The text of the Warrant and of the form of election to purchase shares to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. The Warrant Price to purchase one share of Common Stock shall be as provided and defined in Section
8. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board or President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         Warrants shall be dated as of the date of issuance thereof by the Warrant Agent either upon initial issuance or upon transfer or exchange.

         Section 3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.


         Section 4. Transfers and Exchanges. The Warrant Agent shall transfer, from time to time after the sale of the Units, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time. The Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. The Warrant Agent is hereby irrevocably authorized to countersign in accordance with Section 3 of this Agreement the new Warrants required pursuant to the provisions of this Section, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

         Section 5. Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised as in such Warrants expressed, to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender of such Warrants to the Company at the office of the Warrant Agent, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Company of the Warrant Price for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such Warrant Price may be made in cash, or by certified or official bank check payable in New York Clearing House Funds, payable in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any dividends on any shares of Common Stock issuable upon exercise of a Warrant. Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid subject to collection, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of the Warrant Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books aforesaid, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein, and in the event that any Warrant is exercised in respect of less than all of the shares specified therein, a new Warrant or Warrants will be issued for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

         Section 6. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company will issue and the Warrant Agent will countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and an indemnity bond from an approved surety bonding company, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         Section 7.        Reservation and Registration of Common Stock.


         (a) There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Transfer Agent for the Common Stock and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed a all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time such Transfer Agent for stock certificate required to honor outstanding Warrants. The Company will supply such Transfer Agents with duty executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided in Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants.

                  (b) The Company represents that it has registered under the Securities Act of 1933, as amended, the shares of Common Stock issuable upon exercise of the Warrants and will use its best reasonable efforts to maintain the effectiveness of such registration by post-effective amendment during the entire period in which the Warrants are exercisable, and that it will use its best reasonable efforts to qualify such Common Stock for sale under the securities laws of such states of the United States as may be necessary to permit the exercise of the Warrants in the states in which the Units are initially qualified and to maintain such qualifications during the entire period in which the Warrants are exercisable.

         Section 8.  Warrant Price; Adjustments.

                  (a) The price at which Common Stock shall be purchasable upon exercise of Warrants at any time after the Common Stock and Warrants become separately tradable until _______________, 2003 shall be $____ per share of Common Stock (hereinafter called the "Warrant Price") or, if adjusted as provided in this Section, shall be such price as so adjusted. The Common Stock and Warrants shall become separately tradable on _______________, 1999, unless earlier separated upon ten days prior written notice from Tejas Securities Group, Inc., a Representative of the Underwriters, to the Company.

                  (b) The Warrant Price shall be subject to adjustment from time to time as follows:


                  (i) Except as hereafter provided, in case the Company shall at any time or from time to time after the date hereof until __________, 2003 issue any additional shares of Common Stock, for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such additional shares, or without consideration, then, upon each such issuance, the Warrant Price in effect immediately prior to the issuance of such additional shares shall forthwith be reduced to price (calculated to the nearest full cent) determined by dividing:


(1) An amount equal to (i) the total number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance, plus (ii) the consideration, if any, received by the Company upon such issuance, by

(2) The total number of shares of Common Stock outstanding immediately after the issuance of such additional shares;

                           (ii) Company shall not be required to make any such adjustment of the Warrant Price in accordance with the foregoing if the amount of such adjustment shall be less than $0.25 (adjustment will be made when cumulative adjustment equals or exceeds $0.25) but in such case the Company shall maintain a cumulative record of the Warrant Price as it would have been in the absence of this provision (the "Constructive Warrant Price"), and for the purpose of computing a new Warrant Pric after the next subsequent issuance of additional shares (but not for the purpose of determining whether an adjustment thereof is required under the terms of this paragraph) the constructive Warrant Price shall be deemed to be the Warrant Price in effect immediately prior to such issuance.

                           (iii) For the purpose of this Section 8 the following
provisions shall also be applicable:

(1) In the case of the issuance of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received by the Company for such shares before deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

                                    (2) In case of the issuance  (otherwise than
                           upon conversion or exchange of shares of Common Stock) of additional shares of Common Stock for a consideration other than cash or a consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company, as of the date of the adoption of the resolution of said Board, providing for the issuance of such shares for consideration other than cash or for consideration a part of which shall be other than cash, such fair value to include goodwill and other intangibles to the extent determined in good faith by the Board.

                                    (3) In case of the  issuance  by the Company
                           after the date hereof of any security (other than the Warrants) that is convertible into shares of Common Stock or of any warrants, rights or options to purchase shares of Common Stock (except the options and warrants referred to in subsection (h) of this
                           Section 8), (i) the Company shall be deemed (as provided in subparagraph (5) below) to have issued the maximum number of shares of Common Stock deliverable upon the exercise of such conversion privileges or warrants, rights or options, and (ii) the consideration therefor shall be deemed to be the consideration received by the Company for such convertible securities or for such warrants, rights or options, as the case may be, before deducting therefrom any expenses or commissions incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible security or warrants, rights or options, plus (A) the minimum consideration or adjustment payment to be received by the Company in connection with such conversion, or (B) the minimum price at which shares of Common Stock are to be delivered upon exercise of such warrants, rights or options or, if no minimum price is specified and such shares are to be delivered at an option price related to the market value of the subject shares, an option price bearing the same relation to the market value of the subject shares at the time such warrants, rights or options were granted; provided that as to such options such further adjustment as shall be necessary on the basis of the actual option price at the time of exercise shall be made at such time if the actual option price is less than the aforesaid assumed option price. No further adjustment of the Warrant Price shall be made as a result of the actual issuance of the shares of Common Stock referred to in this subparagraph (3). On the expiration of such warrants, rights or options, or the termination of such right to convert, the Warrant Price shall be readjusted to such Warrant Price as would have pertained had the adjustments made upon the issuance of such warrants, rights, options or convertible securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such warrants, rights or options or upon the conversion of such securities.

(4) For the purposes hereof, any additional shares of Common Stock issued as a stock dividend shall be deemed to have been issued for no consideration.

                                    (5) The number of shares of Common  Stock at
                           any time outstanding shall include the aggregate number of shares deliverable in respect of the convertible securities, rights and options referred to in subparagraph (3) of this paragraph; provided that with respect to shares referred to in clause (i) of subparagraph (3), to the extent that such warrants, options, rights or conversion privileges are not exercised, such shares shall be deemed to be outstanding only until the expiration dates of the warrants, rights, options or conversion privileges or the prior cancellation thereof.

(c) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

(d) Upon adjustment of the Warrant Price pursuant to the provisions of subsection (c) of this Section 8, the number of shares issuable upon the exercise of each Warrant shall be adjusted by multiplying the Warrant Price in effect prior to the adjustment by the number of shares of Common Stock covered by the Warrant and dividing the product so obtained by the adjusted Warrant Price.

(e) Except upon consolidation or reclassification of the shares of Common Stock of the Company as provided for in subsection (c) hereof and except for readjustment of the Warrant Price upon expiration of warrants, rights or options as provided for in subparagraph (3) of paragraph (iii) of subsection (b) hereof, the Warrant Price in effect at any time may not be adjusted upward or increased in any manner whatsoever.

(f) Irrespective of any adjustment or change in the Warrant Price or the number of shares of Common Stock actually purchasable under the several Warrants, the Warrants theretofore and thereafter issued may continue to express the Warrant Price per share and the number of shares purchasable thereunder as the Warrant Price per share and the number of shares purchasable were expressed in the Warrants when initially issued.

                  (g) If any capital reorganization or reclassification of the capital stock of the Company (other than a distribution of stock in accordance with Section 10(b)) or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of each Warrant then outstanding shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in the Warrants and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by each such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stoc equal to the number of shares of such Common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by each such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holder of each Warrant then outstanding to the end that the provisions thereof (including without limitation provisions for adjustment of the Warrant Price and of the number of shares purchasable upon the exercise of each Warrant then outstanding) shall thereafter be applicable as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of each Warrant.

                  (h) No adjustment of the Warrant Price shall be made in connection with the issuance or sale of shares of Common Stock issuable pursuant to (i) currently outstanding options and warrants of the Company or (ii) options granted to officers, directors, employees or advisory directors of the Company pursuant to the Company's 1997 Stock Incentive Plan or 1996 Directors' Stock Option Plan (each, a "Plan"), as each Plan may be amended from time to time, provided that the aggregate number o such options granted by the Company pursuant to each Plan does not exceed the number of unissued options authorized under each Plan as of the date hereof.

                  (i) Whenever the Warrant Price is adjusted as herein provided, the Company shall forthwith file with the Warrant Agent a certificate signed by the Chairman of the Board or a President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the Warrant Price and the number of shares of Common Stock purchasable upon exercise of the Warrants after such adjustment. The Company, at its option, may cause a copy of such notice to be sent by first class mail, postage prepaid, to each registered holder of Warrants at his address appearing on the Warrant register. The Warrant Agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection by holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibilit to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Price, or with respect to the nature or extent of any adjustment of the Warrant Price when made, or with respect to the method employed in making such adjustment.

(j) The Company may retain a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected by the Board of Directors of the Company or the Executive Committee, of said Board and approved by the Warrant Agent, to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.

                  (k) In case at any time conditions shall arise by reason of action taken by the Company which, in the opinion of the Board of Directors of the Company, are not adequately covered by the other provisions of this Agreement and which might materially and adversely affect the rights of the holders of the Warrants, or in case at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Board of Directors of the Company shall appoint a fir of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company), who shall give their opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 8), of the Warrant Price and the number of shares of Common Stock purchasable pursuant hereto (including, if necessary, any adjustment as to the property which may be purchasable in lieu thereof upon exercise of the Warrants) which is, or would be, required to preserve without dilution the rights of the holders of the Warrants. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or the taking of any such action contemplated, as the case may be; provided, however, that no adjustment of the Warrant Price shall be made which in the opinion of the accountant or firm of accountants giving the aforesaid opinion would result in an increase of the Warrant Price to more than the Warrant Price then in effect except as otherwise provided in subsection (e) of this Section 8.

         Section 9. No Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current value of such fraction (a) computed, if the Common Stock shall be listed or admitted to unlisted trading privileges on any national or regional securities exchange, on the basis of the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise upon which such a sale shall have been effected (or, if the Common Stock shall be listed or admitted to unlisted trading privileges on more than one such exchange, on the basis of such price on the exchange designated from time to time for such purpose by the Board of Directors of the Company) or (b) computed, if the Common Stock shall not be listed or admitted to unlisted trading privileges, on the basis of the average of the high and low bid prices of the Common Stock in the Nasdaq Small Cap Market, on the last business day prior to the date of exercise.

         Section 10.  Notice to Warrantholders.

                  (a) Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders for the election of directors of the Company or any other matters, or any rights whatsoever as stockholders of the Company; provided, however, that in the event that a meeting of stockholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and goodwill as an entirety, then and in that event the Company shall cause a notice thereof to be published at least once a week for two consecutive weeks in a newspaper of general circulation in Dallas, Texas and New York, New York, such publication to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stock holders entitled to vote at such meeting. The Company shall also cause a copy of such notice to be sent by first class mail, postage prepaid, at least 20 days prior to said date fixed as a record date or said date of closing the transfer books, to each registered holder of Warrants at his address appearing on the Warrant register; but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then for and after the date on which such voluntary dissolution shall have been duly authorized by the stockholders, the purchase rights represented by the Warrants and other rights with respect thereto shall cease and terminate.

                  (b) If the  Company  shall  make any  distribution  on,  or to holders of, its Common Stock (or other property which may be purchasable in lieu thereof upon the exercise of Warrants) of any property (other than a cash dividend), the Company shall cause a notice of its intention to make such distribution to be published at least once a week for two consecutive weeks in a newspaper of general circulation in Dallas, Texas and New York, New York, such publication to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to receive such distribution. The Company shall also cause a copy of such notice to be sent by first class mail, postage prepaid at least 20 days prior to said date fixed as a record date or said date of closing the transfer books, to each registered holder of Warrants at his address appearing on the Warrant register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

         Section 11.  Disposition of Proceeds on Exercise of Warrants.

(a) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company, on a weekly basis, all cleared funds received by the Warrant Agent for the purchase of shares of the Company's stock through the exercise of such Warrants.

(b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its principal office.

         Section 12.  Redemption of Warrants.

                  (a) At any time on or after _____________, 1998, the Company may, at its option, redeem some or all of the outstanding Warrants at $0.05 per Warrant, upon thirty (30) days prior written notice, if the closing sale price of the Common Stock on any national securities exchange, or Closing Bid Price (as hereinafter defined), has equaled or exceeded $____ for ten (10) consecutive trading days within the 30 day period immediately preceding the date notice of redemption is given (the " Redemption Price"). "Closing Bid Price" shall mean the closing bid quotation on The Nasdaq SmallCap Market (the "NSCM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the NSCM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company. In the event of an adjustment in the Warrant Price pursuant to Section 8, the Redemption Price shall also be automatically adjusted.

(b) The election of the Company to redeem some or all of the Warrants shall be evidenced by a resolution of the Board of Directors of the Company.

                  (c) Warrants may be exercised at any time on or before the date fixed for redemption (the "Redemption Date").

(d) Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of Warrants, at his address appearing in the Warrant register.

                  All notices of redemption shall state:

                           (i)      The Redemption Date;

                           (ii) That on the Redemption Date the Redemption Price
will become due and payable upon each Warrant;

                           (iii)  The  place  where  such  Warrants  are  to  be
surrendered for redemption and payment of the Redemption Price; and

(iv) The current Warrant Price of the Warrants, the place or places where such Warrants may be surrendered for exercise, and the time at which the right to exercise the Warrants will terminate in accordance with this Agreement.

(e) Notice of redemption of Warrants at the election of the Company shall be given by the Company or, at the Company's request, by the Warrant Agent in the name and at the expense of the Company.

(f) Prior to any Redemption Date, the Company shall deposit with the Warrant Agent an amount of money sufficient to pay the Redemption Price of all the Warrants which are to be redeemed on that date. If any Warrant is exercised pursuant to Section 5, any money so deposited with the Warrant Agent for the redemption of such Warrant shall be paid to the Company.

                  (g) Notice of redemption having been given as aforesaid, the Warrants so to be redeemed shall, on the Redemption Date, become redeemable at the Redemption Price therein specified and on such date (unless the Company shall default in the payment of the Redemption Price), such Warrants shall cease to be exercisable and thereafter represent only the right to receive the Redemption Price. Upon surrender of such Warrants for redemption in accordance with said notice, such Warrants shall be redeemed by the Company for the Redemption Price.

         Section 13. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 15 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and at such time any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the
countersignature   of  the   Warrant   Agent  and  deliver   such   Warrants  so
countersigned; and in cas at the time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor warrant agent; and in all such cases such Warrants shall have the full force provided in the Warrant and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants whether in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

Section 14. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a) The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided. (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

(c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it to perform any duty hereunder either itself or by or through its attorneys, agents or employees.

(d) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of suc counsel.

(e) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (f) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

                  (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any cost and expense which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                  (h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

         Section 15. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing of such resignation, specifying a date when such resignation shall take effect, and such notice shall be given prior to the date so specified. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of a Warrant may apply to any court of competent jurisdiction for the appointment of successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having capital and surplus as shown by its last published report to its stockholders, of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or publish any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

Section 16. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Stock or of any subsequent Transfer Agent for shares of the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

Section 17. Notices. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                  BioShield Technologies, Inc.
                  4405 International Boulevard
                  Suite B-109
                  Norcross, Georgia 30093
                  Attention: Timothy C. Moses

                  with a copy to:

                  Sims Moss Kline & Davis LLP
                  400 Northpark Town Center, Suite 310
                  1000 Abernathy Road, N.E.
                  Atlanta, Georgia 30328
                  Attention: Raymond L. Moss, Esq.

Any notice pursuant to this Agreement to be given or made by the Company or the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                  American Securities Transfer & Trust, Inc.
                  1825 Lawrence Street, Suite 444
                  Denver, Colorado 80202
                  Attention: Jo Peterson

         Section 18. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable an which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the holders of Warrants.

Section 19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 20. Merger or Consolidation of the Company. The Company shall not effect any consolidation or merger with, or sale of substantially all its property to, any other corporation unless the corporation resulting from such merger (if not the Company) or consolidation or the corporation purchasing such property shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

Section 21. Colorado Contract. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

Section 22. Benefit of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

         Section 23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes by deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

BIOSHIELD TECHNOLOGIES, INC.


By:
     Timothy C. Moses
     Co-Chairman of the Board, President and
     Chief Executive Officer

AMERICAN SECURITIES TRANSFER & TRUST, INC.


By:
     Name:






G:\TEJASC~1\DEALS\SB2\BIOSHI~1\AMENDM~3\PUBWARRA.WPD
0871998
349:18662-5

  EXHIBIT A

                                                 [FORM OF WARRANT]

No. _____         For the Purchase of ____ Shares
                        of Common Stock

                                 _______________, 1998

                          BIOSHIELD TECHNOLOGIES, INC.

                    REDEEMABLE COMMON STOCK PURCHASE WARRANT

            EXERCISABLE ON OR BEFORE 5:00 P.M., Mountain Time , 2003


         This Warrant certifies that, for value received, _______________, or registered assigns, is the holder of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, no par value (the "Common Stock"), of BioShield Technologies, Inc., a Georgia corporation (the "Company"), at any time between _______________, 1998 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of the Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Securities Transfer & Trust, Inc. as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $________ (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and subject in all respects to the term and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of _____________, 1998, by and among the Company and the Warrant Agent.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel the Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign for the balance of the Warrants.

The term "Expiration Date" shall mean 5:00 p.m. (Mountain time) on _______________, 2003, or such earlier date as the Warrants may be redeemed. If such date shall in the State of Colorado be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 5:00 p.m. (Mountain time) the next day which in the State of Colorado is not a holiday or a day in which the banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisabl by a Registered Holder in any state where the exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment, together with any tax or other governmental charges imposed in connection therewith, for registration or transfer of this Warrant Certificate at such office, the new Warrant Certificate or Warrant Certificates, representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Commencing _______________, 1999, this Warrant may be redeemed at the option of the Company at the redemption price of $.05 per Warrant, provided that the closing sale price of the Common Stock on any national securities exchange, or Closing Bid Price (as hereinafter defined), has equaled or exceeded $____ for ten (10) consecutive trading days within the 30 day period immediately preceding the date notice of redemption is given (the "Redemption Price"). "Closing Bid Price" shall mean the closing bid quotation on The Nasdaq SmallCap Market (the "NSCM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the NSCM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company. In the event of an adjustment in the Warrant Price pursuan to Section 8, the Redemption Price shall also be automatically adjusted. Notice of redemption shall be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.

         Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Colorado.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two (2) of its officers thereunto duly authorized and a facsimile of the corporate seal imprinted hereon.

Dated:_______________________           BIOSHIELD TECHNOLOGIES, INC.

Countersigned:
                                             By:
                                             Timothy C. Moses
AMERICAN SECURITIES TRANSFER                  Co-Chairman of the Board and
& TRUST, INC.                               Chief Executive Officer
Warrant Agent

                                             By:
By:                                      Name:
     Name:                                Secretary
     Title:

                                                     [FORM OF]

                                               ELECTION TO PURCHASE

BioShield Technologies, Inc.

c/o _________________________

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to
                                                 purchase            thereunder,
                                                 _______________  shares  of the
                                                 stock provided for therein, and
                                                 requests that  certificates for
                                                 such shares  shall be issued in
                                                 the name of ( Please Print )


and be delivered to

at

and, if said number of shares shall not be all of the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

         Dated:

         Name of Warrantholder:
                                                     (Please Print)
         Address:

Signature: Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

         Taxpayer ID No.:

         Warrant Certificate No.:


G:\TEJASC~1\DEALS\SB2\BIOSHI~1\AMENDM~3\PUBWARRA.WPD

                                                     [FORM OF]

                                                    ASSIGNMENT

         For value received

does hereby sell, assign and transfer unto the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the within-named Corporation, with full power of substitution in the premises.

         Date:

Signature: Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

         Taxpayer ID No.:

         Warrant Certificate No.:







G:\TEJASC~1\DEALS\SB2\BIOSHI~1\AMENDM~3\PUBWARRA.WPD

                                                 TABLE OF CONTENTS
                                                    (Continued)
                                                              Page
                                                 TABLE OF CONTENTS

                                                                        Page

         Section  1.  Appointment of Warrant Agent.           1

         Section  2.  Form of Warrant.      1

         Section  3.  Countersignature and Registration.      1

         Section  4.  Transfers and Exchanges.       2

         Section  5.  Exercise of Warrants.          2

         Section  6.  Mutilated or Missing Warrants.          3

         Section  7.  Reservation and Registration of Common Stock.    3

         Section  8.  Warrant Price; Adjustments.    4

         Section  9.  No Fractional Interests.       8

         Section  10.  Notice to Warrantholders.      9

Section 11. Disposition of Proceeds on Exercise of Warrants. 10

         Section  12.   Redemption of Warrants.        10

Section 13. Merger or Consolidation or Change of Name of Warrant Agent. 11

         Section  14.          Duties of Warrant Agent.       12

         Section  15.          Change of Warrant Agent.       13

         Section  16.          Identity of Transfer Agent.    14

         Section  17.          Notices.     14

         Section  18.          Supplements and Amendments.             15

         Section  19.          Successors.  15

         Section  20.          Merger or Consolidation of the Company.    15

         Section  21. Colorado Contract.    15

         Section  22.          Benefit of This Agreement.     15

         Section  23. Counterparts.         15